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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of Report: (Date of earliest event reported):
                     September 14, 2004 (September 8, 2004)


                           BLUE DOLPHIN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

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
        DELAWARE                        0-15905                          73-1268729
(State of Incorporation)       (Commission file Number)       (IRS Employer Identification No.)
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                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communication pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

   [X] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         (a). On September 9, 2004, Blue Dolphin Energy Company (the "Company") issued a press release announcing that it entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") on September 8, 2004 with certain accredited investors and directors of the Company for the purchase and sale of promissory notes in an aggregate principal amount of $750,000 (the "Promissory Notes") and 2.8 million warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $0.003 per Warrant. The sale of the Promissory Notes and the first tranche of 1.25 million Warrants closed on September 8, 2004. The closing of the sale of the second tranche of 1.55 million Warrants is subject to stockholder approval, as well as customary closing conditions. The sale of securities pursuant to the Purchase Agreement was made in reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. The securities were sold without any general solicitation by the Company or its representatives, and each investor represented to the Company that it is an "accredited investor" under the Act. Pursuant to the terms of the Purchase Agreement, the Company has also agreed to file a registration statement with the Securities and Exchange Commission ("SEC") to register the resale of shares of Common Stock issuable upon exercise of the Warrants.

         The Promissory Notes mature on December 7, 2004, and accrue interest at a rate of 12.0% per annum, of which 4% is payable monthly and 8% is payable at maturity. The Promissory Notes are secured by a second lien on the Company's Blue Dolphin Pipeline System. The maturity date of the Promissory Notes will be extended to September 7, 2005, if the Company's stockholders approve the issuance of the second tranche of Warrants. The Company's obligations under the Promissory Notes upon the occurrence of a "Default," as that term is defined in the Promissory Notes, includes the following:

            o the failure of the Company to pay principal or interest when due on the Promissory Notes;

            o the failure of the Company to comply with its covenants or agreements in the Purchase Agreement, the Promissory Notes or any other ancillary documents; and

            o the failure of the Company to pay when due any debt or obligation that exceeds $50,000.

A "Default" also includes other customary provisions, for example, the Company's involvement in any bankruptcy proceeding, merger or other similar extraordinary transaction.

         The Warrants are immediately exercisable, have an exercise price of $0.25 per share and will expire five years after their date of issuance. The Warrants contain standard antidilution provisions, as well as provisions that will result in adjustments to the exercise price of the Warrants if the Company issues shares of Common Stock at a price below $0.25, subject to certain exceptions.

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         The Company expects to use the proceeds from this offering for working capital and general corporate purposes. Without this financing, the Company expected to exhaust its cash and working capital during the fourth quarter 2004. The Company now believes that the proceeds from this offering will satisfy its working capital requirements through the first quarter 2005. However, the Company will still need to obtain additional capital to satisfy its cash and working capital requirements past the first quarter 2005. Additionally, in August 2004 the Company was able to restructure existing indebtedness to Tetra Applied Technologies, Inc., in the amount of $668,000, that was originally due in September and October 2004, to be payable in twelve monthly installments of $55,667 beginning September 1, 2004, plus interest on the outstanding balance at the rate of six percent per annum.

         Pursuant to the terms of the Purchase Agreement, the Company appointed Laurence N. Benz and F. Gardner Parker to its board of directors. Messrs. Benz and Parker each purchased a Promissory Note in the aggregate principal amount of $25,000.00. Mr. Benz purchased 41,667 Warrants in the first tranche and will purchase 41,667 Warrants in the second tranche. Mr. Parker purchased 41,663 Warrants in the first tranche and will purchase 341,665 Warrants in the second tranche. Michael S. Chadwick, an existing director, purchased a Promissory Note in the aggregate principal amount of $12,500.00, 20,883 Warrants in the first tranche, and will purchase 20,834 Warrants in the second tranche. In addition, subject to stockholder approval, Messrs. Benz, Chadwick and Parker will each be granted 100,000 Warrants (the "Director Warrants").

         In addition to serving on the Company's board of directors, Mr. Chadwick is also a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. ("SMH"), a financial services holding company headquartered in Houston, Texas. The Company paid SMH a $25,000.00 fee in connection with this transaction and has agreed to retain SMH as the Company's financial advisor for future strategic acquisitions and other related services. The Company, through one of its wholly-owned subsidiaries, has also entered into a consulting agreement with Mr. Parker. Mr. Parker's consulting agreement with the Company has a term of up to eighteen months. The Company will pay Mr. Parker a monthly fee of $2,000.00 and a bonus that will accrue at the rate of $3,000.00 per month and be payable upon consummation of a merger or acquisition by the Company.

         The Company expects to hold a special meeting of stockholders in the fourth quarter of 2004 to seek stockholder approval for the issuance of the second tranche of Warrants and the Director Warrants, the election of directors, including Messrs. Benz and Parker, and other matters. In connection with this transaction, certain directors and executive officers of the Company and one of the Company's significant stockholders, who combined represent approximately 41% of the issued and outstanding shares of Common Stock, entered into a voting agreement (the "Voting Agreement") with the investors in the placement and have agreed to vote in favor of the issuance of the second tranche of Warrants and the Directors Warrants, and the election of Messrs. Benz and Parker at the special meeting and next annual meeting of stockholders.

         The above description of the terms of the Promissory Notes and the Warrants is only a summary. A copy of the form of Promissory Note, the form of Warrant, the Purchase Agreement, the consulting agreement between Blue Dolphin Services Co. and Mr. Parker, the

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Voting Agreement among the investors in this transaction, members of the board of directors and certain executive officers of the Company and the press release are being filed as exhibits to this report and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

         See item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         See item 1.01 above.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         See item 1.01 above.

ITEM 8.01 OTHER EVENTS.

         On September 8, 2004, immediately prior to the transaction reported in item 1.01 above, the Company sold the common stock of its wholly owned subsidiary American Resources Offshore, Inc. ("ARO") to the Company's Chairman and Chief Executive Officer, Ivar Siem, on behalf of those stockholders of the Company who hold a number of shares of Company common stock above a threshold to be determined by Mr. Siem, provided, however, that such threshold shall be set at a level, which will include at a minimum the 30 largest shareholders on a proportionate basis. ARO has no revenue and no assets, except for federal net operating loss carryforwards. The consideration paid to the Company consisted of $1,000 cash, the assumption of the transaction costs, including incremental costs associated with the reporting and disclosure of this transaction incurred by the Company in its filings with the SEC and any other required filings or announcements, and the assumption of any and all liabilities of ARO.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

              4.1    Form of Promissory Note

              4.2    Form of Warrant

              10.1 Note and Warrant Purchase Agreement between Blue Dolphin Energy Company and Certain Investors, Dated September 8, 2004

              10.2   Consent to Lien from Tetra Applied Technologies, Inc.

              10.3   Consulting Agreement between Blue Dolphin Services Co. and
                     F. Gardner Parker

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              10.4   American Resources Offshore, Inc., Sale Agreement, dated
                     September 8, 2004

              99.1   Voting Agreement dated September 8, 2004

              99.2   Press Release dated September 9, 2004

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SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 14, 2004.

                                              BLUE DOLPHIN ENERGY COMPANY


                                               /s/ G. Brian Lloyd
                                              ---------------------------
                                              By:  G. Brian Lloyd
                                              Vice President, Treasurer

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                                INDEX TO EXHIBITS


EXHIBIT     DESCRIPTION OF EXHIBIT
-------     ----------------------

  4.1       Form of Promissory Note

  4.2       Form of Warrant

 10.1 Note and Warrant Purchase Agreement between Blue Dolphin Energy Company and Certain Investors, dated September 8, 2004

 10.2       Consent to Lien from Tetra Applied Technologies, Inc.

 10.3       Consulting Agreement between Blue Dolphin Services Co. and F.
            Gardner Parker

 10.4       American Resources Offshore, Inc., Sale Agreement, dated
            September 8, 2004

 99.1       Voting Agreement dated September 8, 2004

 99.2       Press Release dated September 9, 2004